EXHIBIT 99.1

News Release
For Immediate Release

OccuLogix Announces Closing of Transactions

Toronto, ON—October 6, 2008— OccuLogix, Inc. (NASDAQ: OCCX; TSX: OC) announced the closing of the acquisition of the minority ownership interest in San Diego-based OcuSense, Inc. that OccuLogix did not already own, the private placement of U.S.$2,173,000 of shares of OccuLogix’s common stock at a per share price of U.S.$0.10, the pre-payment by the Company of its U.S.$6,703,500 aggregate principal amount bridge loan at a per share price of U.S.$0.085 and the payment of U.S.$481,200 of the commission remaining owing for placement agency services rendered by Marchant Securities Inc. at a per share price of U.S.$0.10.  The acquisition of OcuSense common stock involved only common stock consideration, and the pre-payment of the bridge loan and the payment of commission were made by the issuance by the Company of shares of its common stock.  All of these transactions had been approved by the Company’s stockholders at the Annual and Special Meeting of Stockholders on September 30, 2008 and were described in the Company’s proxy statement for the meeting, which is available electronically on EDGAR (www.sec.gov) and SEDAR (www.sedar.com).

In connection with these transactions, the Company issued an aggregate of 188,401,588 shares of its common stock.  As a result, the Company’s current issued and outstanding share capital consists of 245,707,733 shares of common stock.  As previously announced, OccuLogix intends to effect a 1:25 reverse stock split tomorrow.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.  The securities issued in connection with these transactions have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws or qualified under any Canadian provincial or territorial securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act and applicable state securities laws or in Canada absent a valid prospectus, or an applicable exemption from the prospectus requirements, under applicable provincial and territorial securities laws.  The Company has agreed to file a registration statement in the United States covering the resale of certain of the securities issued in connection with the transactions.

As originally contemplated and previously disclosed in the Company’s proxy statement for the meeting, upon the closing of the acquisition of OcuSense, Elias Vamvakas stepped down as OccuLogix’s Chief Executive Officer but remains the Chairman of the Board.  Eric Donsky, OcuSense’s Chief Executive Officer, is now the Chief Executive Officer of OccuLogix.  Mr. Donsky is also a member of the Company’s board of directors.

About OccuLogix, Inc.

OccuLogix (www.occulogix.com) is a healthcare company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases.

About OcuSense, Inc.

OcuSense (www.ocusense.com) is an ophthalmic device company developing and commercializing novel, laboratory-on-a-card technologies that enable eye care practitioners to test for highly sensitive and specific biomarkers in tears at the point-of-care.

Forward-Looking Statements

This press release may contain forward-looking statements.  These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company.  These statements are only predictions based on our current expectations and projections about future events.  You should not place undue reliance on these statements.  Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q.  We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Suh Kim
(905) 602-0887, ext. 3915
suh.kim@occulogix.com